                                                                      10.1
                                                                 CONFORMED COPY

                             SUBSCRIPTION AGREEMENT


          This Subscription Agreement (the "Subscription Agreement"), dated June 28, 1996, is entered into by and between Ross Systems, Inc., a California corporation ("Ross"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands ("Fletcher").

          1. PURCHASE AND SALE. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

               a. SERIES C OPTION. Fletcher agrees to grant to Ross on the Series C Closing Date (as defined below), an option (the "Series C Option") to sell to Fletcher up to $2,000,000 stated value of Ross' Series C Preferred Stock, having substantially the terms set forth in Annex A hereto (the "Series C Convertible Preferred Stock"). The Series C Option shall have the following terms:

                    (1) The Series C Option shall entitle Ross to sell to Fletcher and obligate Fletcher to purchase from Ross on or before July 12, 1996 (the "Series C Closing Date"), upon the terms and conditions set forth herein, up to $2,000,000 stated value of Series C Convertible Preferred Stock at a purchase price equal to the stated value thereof.

                    (2) The Series C Option shall be exercisable only by Ross and only upon the terms and conditions and subject to the limitations set forth in this Subscription Agreement, and the Series C Option may not be transferred, sold, pledged, assigned or otherwise disposed of to any person.

                    (3) The Series C Option shall be exercisable at any time on or before July 12, 1996 (the "Series C Exercise Date"), and to the extent not exercised on such date, shall immediately expire, and Fletcher shall have no further obligation whatsoever with respect to such Series C Option.

                    (4) On the Series C Exercise Date, Ross may exercise the Series C Option by delivering written notice thereof to Fletcher in accordance with Section 13 hereof. If the Series C Option is so exercised, Ross shall issue to Fletcher on the Series C Closing Date the stated value of Series C Convertible Preferred Stock equal to the amount of the Series C Option exercised by Ross and deliver to Fletcher the certificates representing such Series C Convertible Preferred Stock, against payment therefor in immediately available funds in accordance with the Subscription Agreement.

                    (5) To the extent that the Series C Option is not exercised by Ross as provided herein, such Series C Option shall expire at 11:59 p.m. (New York time) on the Series C Exercise Date, and Fletcher shall have no further obligation whatsoever with respect to such Series C Option.

               b. WARRANT. Ross agrees to sell to Fletcher, and Fletcher agrees to purchase from Ross, on the Series C Closing Date, a warrant having the terms set forth in Annex B hereto (the "Warrant") to purchase an aggregate of 640,000 shares of Ross common stock, without par value (the "Shares"), in consideration for the issuance by Fletcher to Ross of the Series C Option.

          2. CLOSING. The delivery of any Series C Convertible Preferred Stock issuable pursuant to the Series C Option and of the Warrant (the "Closing") shall take place at 11:00 a.m. (New York time) on the Series C Closing Date or at such other date, time and place as Fletcher and Ross shall agree in writing in accordance with the provisions of the Subscription Agreement (the "Closing Time").

          At the Closing, the following deliveries shall be made:

               a. SERIES C CONVERTIBLE PREFERRED STOCK. Ross shall deliver to Fletcher, at such address as shall be specified by Fletcher, certificates representing the Series C Convertible Preferred Stock (if any) issuable upon exercise of the Series C Option, duly registered in the name of Fletcher, against payment therefor by Fletcher in New York Clearing House (next day) funds to Ross's account (No. -) at - Bank (ABA No. -), subject to customary settlement procedures.

               b. WARRANT. Ross shall deliver to Fletcher, at such address as shall be specified by Fletcher, the certificate representing the Warrant.

               c. OFFICERS' CERTIFICATE. The officers' certificate required by Section 7(a) hereof shall be delivered to Fletcher.

               d. LEGAL OPINIONS. The legal opinions required by Sections 7(b) and 8(b) hereof shall be delivered to Ross and Fletcher, respectively.

          The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

          3. REPRESENTATIONS AND WARRANTIES OF FLETCHER. Fletcher hereby represents and warrants to Ross on the date hereof and as of the Closing Time as follows:

               a. This Subscription Agreement has been duly authorized, executed and delivered by Fletcher and is a valid and binding agreement, enforceable against Fletcher in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               b. Fletcher understands that no United States federal or state agency has passed on or made any recommendation or endorsement of the Series C Convertible Preferred Stock, the Warrants or the Shares;

               c. In making the decision to grant the Series C Option and to purchase the Series C Convertible Preferred Stock thereunder and to purchase the Warrants, Fletcher has relied solely upon independent investigations made by it and not upon any representations made by Ross (except as set forth herein).

               d. Fletcher understands that the Series C Convertible Preferred Stock and the Warrants have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be reoffered or resold other than pursuant to such registration or an available exemption therefrom.

               e. Fletcher is not a U.S. person and is not an affiliate of Ross. As used in this Subscription Agreement, the term "U.S. person" shall have the meaning set forth in Rule 902 of Regulation S, and the term "affiliate," with respect to any person, shall have the meaning set forth in Rule 144 under the Securities Act.

               f. At the time the buy orders for the Series C Convertible Preferred Stock (if any) and the Warrants were originated, Fletcher was located outside the United States.

               g. Neither Fletcher nor any of its affiliates nor anyone acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Series C Convertible Preferred Stock, the Warrants or any Shares, and all such persons understand and have complied and will otherwise comply with the requirements of Regulation S.

               h.   Fletcher:

                    (1) will not, during the period commencing on the date of issuance of any Series C Convertible Preferred Stock or Warrants and ending on the 40th day thereafter (each an applicable "Restricted Period"), offer or sell Series C Convertible Preferred Stock, Warrants or any Shares (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; and

                    (2) will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Series C Convertible Preferred Stock, Warrants or any Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Act or an available exemption therefrom and, in any case, in accordance with applicable state securities laws.

               i. Fletcher is purchasing the Series C Convertible Preferred Stock (if any) and the Warrants for its own account, for the purpose of investment and not with a view to a distribution thereof.

               j. The transactions contemplated by this Subscription Agreement are not part of a plan or scheme on the part of Fletcher, any of its affiliates or any person acting on its or their behalf to evade the registration requirements of the Securities Act.

          4.   REPRESENTATIONS AND WARRANTIES OF ROSS.   Ross hereby represents
and warrants to Fletcher on the date hereof, as of the Closing Time, on each Preferred Share Conversion Date (as defined in Annex A hereto) and on each Warrant Exercise Date (as defined in Annex B hereto) as follows:

               a. Ross has been duly incorporated and is validly existing in good standing under the laws of California.

               b. This Subscription Agreement have been duly authorized, executed and delivered by Ross and are valid and binding agreements enforceable against Ross in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               c. Ross has full corporate power and authority necessary to enter into this Subscription Agreement and to perform its obligations hereunder and thereunder.

               d. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution by Ross of this Subscription Agreement or the performance by Ross of any of its obligations hereunder or thereunder.

               e. Neither the execution by Ross of this Subscription Agreement nor the performance by Ross of any of its obligations hereunder or thereunder will:

                    (1) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, by-laws or any other constitutive document of Ross or any of its affiliates, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which Ross is aware (after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over Ross or any of its affiliates or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which Ross or any of its affiliates is a party, by which Ross or any of its affiliates is bound, or to which any of the properties or assets of Ross or any of its affiliates is subject, or
          (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Ross or any of its affiliates is a party; or

                    (2) result in the creation or imposition of any lien, charge or encumbrance upon (A) the Series C Convertible Preferred Stock (if any), the

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          Warrants or any Shares or (B) any of the properties or assets of
          Ross or any of its affiliates.

               f. When issued to Fletcher, each share of Series C Convertible Preferred Stock (if any), each Warrant and each Share

                    (1) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

                    (2) will be free and clear of any security interests, liens, claims or other encumbrances;

                    (3) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of Ross; and

                    (4) will not subject the holders thereof to personal liability by reason of being such holders.

               g. When issued to Fletcher, each Share will be eligible for quotation on NASDAQ.

               h. Ross is a Reporting Issuer within the meaning of Regulation S.

               i. There is no pending or, to the best knowledge of Ross, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Ross or any of its affiliates that would materially affect the execution by Ross of, or the performance by Ross of its obligations under, this Agreement.

               j. None of the Company's filings with the Securities and Exchange Commission under the Securities Act or under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (each, an "SEC Filing"), or press releases material to the business of the Company as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

               k. Since the date of the Company's most recent SEC Filing, there has not been, and the Company is not aware of any development that might result in, any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, except as disclosed in such SEC Filing.

               l. The offer and sale of the Series C Convertible Preferred Stock (if any) and the Warrants pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S and any applicable state law.

               m. Neither Ross nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Series C Convertible Preferred Stock (if any), the Warrants or any Shares and all such persons understand and have complied and will otherwise comply with the requirements of Regulation S.

               n. The transactions contemplated by this Subscription Agreement are not part of a plan or scheme on the part of Ross, any of its affiliates or any person acting on its or their behalf to evade the registration provisions of the Act.

               o. Ross has not issued, and after the Closing Date will not issue, any stop transfer order or other order impeding the sale and delivery of the Series C Convertible Preferred Stock (if any), the Warrants or the Shares except for a stop order restricting the sale of the Series C Convertible Preferred Stock (if any) or the Shares to any person in the United States or to or for the account or benefit of any U.S. person during an applicable Restricted Period. Notwithstanding the foregoing provision, Ross shall place the following legend on the certificate(s) representing the Series C Convertible Preferred Stock (if any) and the Warrants:

          The securities represented by this certificate were issued on July -, 1996 (the "Original Issue Date") pursuant to the Subscription Agreement dated June 28, 1996 between Ross Systems, Inc. and Fletcher International Limited. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and have been sold in reliance on the exemption from registration provided by Regulation S under the Act ("Regulation S"). Prior to the expiration of a 40-day restricted period beginning on the Original Issue Date (the "Restricted Period"), the securities represented by this certificate may not be offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Act), to a U.S. Person (as defined in Regulation S under the Act) or for the account or benefit of a U.S. Person. Neither Ross Systems, Inc. nor its transfer agent shall be obligated to remove this legend unless it shall have received an opinion of counsel stating that such removal complies with the requirements of Regulation S (under the Act).

PROVIDED, HOWEVER, that the Restricted Period specified in such legend shall at all times be the Restricted Period applicable under Regulation S (or any applicable successor thereto).

               p. Other than pursuant to the Subscription Agreement, neither Ross nor any of its affiliates has offered to sell or sold any Shares or any securities convertible or exchangeable into or exercisable for Shares in reliance upon Regulation S at any time during the past 12 months; and there are no outstanding convertible or exchangeable securities that have been offered or sold in reliance upon Regulation S, except in each case the Series C Convertible Preferred Stock (if any) and the Warrants sold pursuant hereto.

               q. If at any time after the date hereof the Securities and Exchange Commission has reinterpreted Regulation S or has promulgated, or the United States Congress has legislated, a successor or revision to Regulation S, and such reinterpretation, successor provision or revision either imposes a Restricted Period applicable to the Series C Convertible Preferred Stock (if any), the Warrants or the Shares that is greater than that contemplated hereby or requires the sale or resale of the Series C Convertible Preferred Stock (if any), the Warrants or the Shares to be registered under the Securities Act, upon the written request of Fletcher (a "Registration Request"), Ross shall, as promptly as practicable thereafter and at its own expense, file a registration statement under the Securities Act covering the sale or resale of all Series C Convertible Preferred Stock (if any), Warrants and Shares issuable or issued to Fletcher hereunder. Prior to the effectiveness of such registration statement, Ross shall not be entitled to exercise any Option under the Subscription Agreement. Upon the effectiveness of such registration statement (i) Ross shall issue such Series C Convertible Preferred Stock or Shares to Fletcher in accordance with the terms hereof and of the Subscription Agreement and (ii) the provisions of Sections 3(d), (e), (f),
     (g), (h), and (i), 4(l), (m), and (o), 5(a), 6(b), (c) and (d)
     (collectively, the "Specified Provisions"), 7(a) and (b) (to the extent applicable to the Specified Provisions), 8(b), (c) and (d) (to the extent applicable to the Specified Provisions) shall thereafter be of no force and effect with respect to the issuance of any Series C Convertible Preferred Stock, Warrants or Shares covered by such registration statement; PROVIDED, HOWEVER, that if such registration statement has not been declared effective before the 180th day following the date of such Registration Request, then (x) any Options outstanding under the Subscription Agreement shall immediately expire and shall not thereafter be exercisable, and Fletcher shall have no further liability whatsoever with respect thereto and (y) Ross shall use its best efforts to cause such registration statement to become effective as promptly as practicable.

          5. COVENANTS OF FLETCHER. Fletcher hereby covenants and agrees with Ross as follows:

               a. During any Restricted Period applicable to the Series C Convertible Preferred Stock (if any), the Warrants or the Shares, neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will:

                    (1) offer or sell such Series C Convertible Preferred Stock (if any), Warrants or Shares other than in an Offshore Transaction (within the meaning of Regulation S);

                    (2) engage in any Directed Selling Efforts (within the meaning of Regulation S) with respect to such Series C Convertible Preferred Stock (if any), Warrants or Shares;

                    (3) offer or sell such Series C Convertible Preferred Stock (if any), Warrants or Shares other than: (A) in accordance with Rule 903 or Rule 904 of Regulation S; (B) pursuant to registration under the Securities Act or (C) pursuant to an available exemption therefrom; and

                    (4) offer or sell such Series C Convertible Preferred Stock (if any), Warrants or Shares to any U.S. person or for the account or benefit of any U.S. person.


          6. COVENANTS OF ROSS. Ross covenants and agrees with Fletcher as follows:

               a. For so long as any Series C Convertible Preferred Stock or the Warrant remain outstanding and for a period of 40 days thereafter, Ross will continue to be a Reporting Issuer within the meaning of Regulation S and will maintain the eligibility of the Shares for quotation on NASDAQ;

               b. For so long as any Series C Convertible Preferred Stock or Warrants sold pursuant to Regulation S remain outstanding and for a period of six months thereafter, Ross will not offer or sell any Shares or any securities convertible into or exchangeable into Shares in reliance upon Regulation S;

               c. For so long as any Series C Convertible Preferred Stock or Warrants sold pursuant to Regulation S remain outstanding and for a period of 40 days thereafter, neither Ross nor any of its affiliates nor any person acting on its or their behalf will engage in any Directed Selling Efforts (within the meaning of Regulation S) with respect to such Series C Convertible Preferred Stock (if any), Warrants or Shares;

               d. For so long as any Series C Convertible Preferred Stock or Warrants sold pursuant to Regulation S remain outstanding and for a period of 40 days thereafter, Ross will ensure that all applicable Offering Restrictions with respect to the Series C Convertible Preferred Stock, the Warrants and the Shares are thoroughly complied with and satisfied;

               e. Beginning on the date hereof and for so long as any Series C Convertible Preferred Stock or Warrants remain outstanding and for a period of 40 days thereafter, Ross will promptly notify Fletcher if (i) any event shall have occurred as a result of which any SEC Filing would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) there is any public disclosure of material information regarding Ross or its financial condition prospects or results of operation; and

               f. At any time after the expiration of any Restricted Period with respect to any Series C Convertible Preferred Stock or Warrant, upon the request of Fletcher accompanied by an opinion of Rogers & Wells to the effect that the removal of the legend referred to in Section 4(o) would then be permitted under Regulation S, Ross shall, or shall instruct its transfer agent (if any) to, accept from Fletcher the legended certificates representing such Series C Convertible Preferred Stock (if any) or Warrants, as the case may be, and deliver in their place unlegended certificates.

               g. Ross will comply with the terms and conditions of the Warrants and the Series C Convertible Preferred Stock (if any).

               h. For so long as any Series C Convertible Preferred Stock or Warrants are outstanding, Ross shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Shares, for issuance upon conversion of any Series C Convertible Preferred Stock or exercise of any Warrants, the maximum number of Shares then so issuable.

          7. CONDITIONS PRECEDENT TO FLETCHER'S OBLIGATIONS. The obligations of Fletcher hereunder are subject to the performance by Ross of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

               a. The representations and warranties made by Ross in this Subscription Agreement shall, unless expressly waived in writing by Fletcher, be true and correct as of the date hereof, on the date of the Closing, on each Warrant Exercise Date and on each Preferred Share Conversion Date (if any), and Fletcher shall have received, as of each such date, a certificate, dated such date, of the Chief Executive Officer and Chief Financial Officer of Ross, to such effect.

               b. On the date of the Closing, each Preferred Share Conversion Date (if any) and each Warrant Exercise Date, Ross shall have delivered to Fletcher an opinion of counsel satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (a),
     (b), (c), (d), (e), (f), (g), (h) and (i) of Section 4 hereof.

          8. CONDITIONS PRECEDENT TO ROSS'S OBLIGATIONS. The obligations of Ross hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

               a. The representations and warranties made by Fletcher in this Agreement shall, unless expressly waived in writing by Ross, be true and correct as of the date hereof, on the date of the Closing and on each Warrant Exercise Date.

               b. On the date of the Closing, Fletcher shall have delivered to Ross a legal opinion dated the date of delivery of Rogers & Wells, counsel to Fletcher, stating that

               (i)       Fletcher is not a U.S. person; and

               (ii) The sale of the Series C Convertible Preferred Stock (if any) and the Warrants by Ross to Fletcher on the Closing Date does not require registration under the Securities Act and complies with the applicable provisions of Regulation S thereunder;

               c. On each Preferred Share Conversion Date (if any) and each Warrant Exercise Date, Fletcher shall have delivered to Ross a legal opinion of Rogers & Wells, counsel to Fletcher, dated the date of delivery, stating that:

               (i)       Fletcher is not a U.S. person; and

               (ii) the sale of the Series C Convertible Preferred Stock and the Warrants by Ross to Fletcher on such date does not require registration under the Securities Act.

               d. On the date of any transfer by Fletcher of any Series C Convertible Preferred Stock or Warrants during the applicable Restricted Period, Fletcher shall have delivered to Ross or its transfer agent, as the case may be, a legal opinion of Rogers & Wells, dated the date of such transfer, stating that such transfer complies with the requirements of Regulation S.


          9. FEES AND EXPENSES. Each of Fletcher and Ross agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel.

          10.  NON-PERFORMANCE.

          a. If, on any Warrant Exercise Date or any Preferred Share Conversion Date, Ross shall fail to deliver the Shares to Fletcher pursuant to this Subscription Agreement for any reason other than the failure of any condition precedent to Ross's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then Ross shall:

               (1) hold Fletcher harmless against any loss, claim or damage arising from or as a result of such failure by Ross; and

               (2) reimburse Fletcher for all of its out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated herein;

PROVIDED, HOWEVER, that Ross shall then be under no further liability to Fletcher except as provided in this Section 10 and Section 11 hereof.

          b. If, on the Series C Closing Date, Fletcher shall fail to purchase the Series C Convertible Preferred Stock pursuant to this Subscription Agreement for any reason other than the failure of any condition precedent to Fletcher's obligations hereunder or the failure by Ross to comply with its obligations hereunder, then Fletcher shall:

               (1) hold Ross harmless against any damage arising from or as a result of such failure by Fletcher; and

               (2) reimburse Ross for all of its out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Ross in connection with this Agreement and the transactions contemplated herein;

PROVIDED, HOWEVER, that Fletcher shall then be under no further liability to Ross except as provided in this Section 10 and Section 11 hereof.

          11.  INDEMNIFICATION.

               a. INDEMNIFICATION OF FLETCHER. Ross hereby agrees to indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                    (1) any untrue or alleged untrue statement of a material fact by Ross or any of its affiliates or any person acting on its or their behalf or omission or alleged omission by Ross or any of its affiliates or any person acting on its or their behalf to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;

                    (2) any of the representations or warranties made by Ross herein being untrue or incorrect; and

                    (3) any breach or non-performance by Ross of any of its covenants, agreements or obligations under this Agreement;

     and Ross hereby agrees to reimburse each Fletcher Indemnified Party for any reasonable legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding;

     PROVIDED, HOWEVER, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence of Fletcher in connection therewith.

               b. INDEMNIFICATION OF ROSS. Fletcher hereby agrees to indemnify Ross and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Ross Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                    (1) any of the representations or warranties made by Fletcher herein being untrue or incorrect; and

                    (2) any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement;

     and Fletcher hereby agrees to reimburse each Ross Indemnified Party for any reasonable legal or other expenses incurred by such Ross Indemnified Party in investigating or defending any such Proceeding;

     PROVIDED, HOWEVER, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence of Ross in connection therewith.

               c.   CONDUCT OF CLAIMS.

                    (1) Whenever a claim for indemnification shall arise under this Section, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                    (2) Upon delivery of such notice, such Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                    (3) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; PROVIDED, HOWEVER, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

                    (4) No Indemnifying Party shall, without the prior written consent to the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

         12. SURVIVAL OF THE REPRESENTATIONS, WARRANTIES, ETC. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of any payment for the Series C Convertible Preferred Stock (if any), the Warrants and the Shares.

          13.  NOTICES.  All communications hereunder shall be in writing, and

               a. if sent to Fletcher, shall be delivered by hand, sent by registered mail or transmitted by telecopy and confirmed to Fletcher at:

               Fletcher International Limited
               c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109, Mary Street
               Grand Cayman, Cayman Islands
               British West Indies
               Telephone: (809) 949-8066
               Telecopy: _________; or

               b. if sent to Ross, shall be delivered by hand, sent by registered mail or transmitted by telecopy and confirmed to Ross at:

               Ross Systems, Inc.
               555 Twin Dolphin Drive
               Redwood City, CA 94065
               Attention: Chief Financial Officer
               Telephone: (415) 593-2500
               Telecopy: (415) 637-8642

               With a copy to:

               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304
               Attention: Steven L. Berson
               Telephone: (415) 493-9300
               Telecopy: (415) 493-6811

          14.  MISCELLANEOUS.

               a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

               b. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to Section 11 hereof, their respective officers, directors and affiliates, and no other person shall have any right or obligation hereunder.

               c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the Borough of Manhattan in the City and State of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

               d. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid, illegal or unenforceable in whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement.

               e. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.


          15.  TIME OF ESSENCE.  Time shall be of the essence in this Agreement.





                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                                   ROSS SYSTEMS, INC.



                                   By:    /s/ JAMES A. WATTS, JR.
                                       ------------------------------------
                                   Name: James A. Watts, Jr.
                                   Title:   Vice President



                                   FLETCHER INTERNATIONAL LIMITED



                                   By:   /s/ ALPHONSE FLECTCHER, JR.
                                       ------------------------------------
                                   Name:  Alphonse Fletcher, Jr.
                                   Title:    Chairman

                                                                        ANNEX A



                    FORM OF SERIES C CONVERTIBLE PREFERRED STOCK

                             SERIES A PREFERRED STOCK,

                           SERIES B PREFERRED STOCK AND

                             SERIES C PREFERRED STOCK

                                        OF

                                ROSS SYSTEMS, INC.


     The undersigned, Selby F. Little III and Steven L. Berson, do hereby certify that:

     A. They are the duly elected and acting Vice President of Finance and Administration and Chief Financial Officer, and Assistant Secretary, respectively, of Ross Systems, Inc., a California corporation (the "Corporation").

     B. Pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Corporation, the said Board of Directors on December 1, 1995, adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as Series A Preferred Stock, a series of 500,000 shares of Preferred Stock designated as Series B Preferred Stock and a series of 500,000 shares of Preferred Stock designated as Series C Preferred Stock:

     "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Restated Articles of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Corporation to be designated "Series A Preferred Stock," a series of Preferred Stock of the Corporation to be designated "Series B Preferred Stock," and a series of Preferred Stock of the Corporation to be designated "Series C Preferred Stock," each initially consisting of 500,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are not stated and expressed in the Restated Articles of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Restated Articles of Incorporation shall be deemed to have the meanings provided therein):

     1. DESIGNATION AND AMOUNT. The three series of Preferred Stock authorized herein shall be designated as "Series A Preferred Stock," "Series B Preferred Stock" and "Series C Preferred Stock," respectively. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred

Stock are referred to herein collectively as the "Preferred Stock." The number of shares constituting the Series A Preferred Stock shall be five hundred thousand (500,000), the number of shares constituting the Series B Preferred Stock shall be five hundred thousand (500,000), and the number of shares constituting the Series C Preferred Stock shall be five hundred thousand (500,000).

     2.   REDEMPTION.

          (a) RIGHT OF REDEMPTION. Subject to Section 2(b) below, at any time after the earlier of (i) the NASDAQ Stock Market has suspended trading of the Corporation's shares of Common Stock, such suspension continues for a period of ten (10) Business Days (as defined in Section 3(d)(i) below), and such suspension continues on the date on which a Redemption Notice (as defined in Section 2(c) below) is delivered pursuant to this Section 2, or (ii) three (3) years from the applicable Original Issuance Date (as defined in Section 3(d)(i) below) of any share of Preferred Stock, or (iii) the fifteenth (15th) Business Day prior to the closing of a Change of Control Transaction (as defined in Section 3(b)(i) below), upon the written request of any holder of shares of any series of Preferred Stock (the "Preferred Shareholders") (in the case of subsections 2(a)(i) or (iii) above) or upon the request of any holder of shares of the applicable series of Preferred Stock (in the case of subsection 2(a)(ii) above), the Corporation shall, to the extent of funds legally available therefor, redeem any shares of Preferred Stock eligible for redemption for which a request for redemption has been made. The price per share to be paid by the Corporation upon redemption of the shares of Preferred Stock pursuant to this
Section 2 shall be an amount (the "Redemption Payment") equal to:

               (X) $4.00 per share of Preferred Stock, adjusted proportionately for any combinations, consolidations or subdivisions of, or stock distributions with respect to, such share (the "Redemption Price"), plus

               (Y) an amount per share equal to two percent (2%) per year of the Redemption Price, compounded annually and computed from and including the applicable Original Issuance Date thereof to but excluding the Redemption Date (as defined below) thereof, plus

               (Z) any declared but unpaid dividends thereon from and including the applicable Original Issuance Date thereof to but excluding the Redemption Date thereof.

          (b) TERMINATION OF REDEMPTION OBLIGATION. The Corporation's obligation to redeem any share of any series of Preferred Stock pursuant to this Section 2 shall terminate, with respect to such series only, in the event that the Weighted Average Price (as defined in Section 3(d)(i) below) on thirty (30) consecutive Business Days during the six (6) month period beginning forty-five (45) Business Days after the applicable Original Issuance Date for such series of Preferred Stock shall be greater than seventy five percent (75%) of the Weighted Average Price for the five (5) Business Days immediately prior to the applicable Original Issuance Date for such series of Preferred Stock.

          (c)  NOTICE OF REDEMPTION.

               (i) Each Preferred Shareholder who holds shares of Preferred Stock eligible for redemption and desires that the Corporation redeem such shares shall mail to the principal office of the Corporation by certified mail a notice of redemption setting forth the number of shares of Preferred Stock the Preferred Shareholder desires to have redeemed and the form of Redemption Payment for such shares (either cash or in the form of shares of Common Stock as set forth in Section 2(e) below) (a "Redemption Notice").

               (ii) In the event of a Change in Control Transaction (as defined in Section 3(b) below), the Corporation shall give written notice (the "Change In Control Transaction Notice") to the Preferred Shareholders of such transaction at least fifteen (15) Business Days prior to the closing of such transaction. Regardless of whether a Change in Control Transaction Notice has been received, each Preferred Shareholder who holds shares of Preferred Stock eligible for redemption and desires that the Corporation redeem such shares shall mail to the principal office of the Corporation within ten (10) Business Days after the giving of the Change in Control Transaction Notice a written statement (also a "Redemption Notice") setting forth the number of shares of Preferred Stock the Preferred Shareholder desires to have redeemed in connection with to the closing of the Change in Control Transaction.

               (iii) If the Corporation's obligation to redeem all or any portion of the shares of the Preferred Stock to be redeemed is suspended pursuant to Section 2(f), the shares to be redeemed shall be allocated among all Preferred Shareholders requesting redemption pro rata based on the number of shares of Preferred Stock specified in each Redemption Notice.

          (d) REDEMPTION DATE. From and after the first Business Day after the date on which a Redemption Notice is delivered pursuant to this Section 2 (a "Redemption Date"), except as provided herein, all rights with respect to the shares designated for redemption for which a Redemption Notice has been received by the Corporation shall cease and terminate, and such shares shall not subsequently be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever; PROVIDED, HOWEVER, that if payment of the total Redemption Payment for any share of Preferred Stock pursuant to Section 2(e) hereof is not made when due, the Redemption Date for such share of Preferred Stock shall be postponed for purposes of this Section 2 until such time as such Redemption Payment has been duly paid.

          (e)  PAYMENT.

               (i) The Preferred Shareholders electing to have shares of Preferred Stock redeemed shall be entitled to receive the Redemption Payment therefor upon surrender of the certificates representing such shares, duly endorsed with signatures guaranteed, at the principal office of the Corporation or any transfer agent of the Preferred Stock. Any Redemption Payment made in cash pursuant to this Section 2(e) shall be made in immediately available funds upon surrender of such certificates prior to 12:00 P.M. local time at the principal office of the Corporation or any transfer agent of the Preferred Stock, and shall be made in next day funds upon surrender of such certificates after 12:00 P.M. local time at the principal office of the Corporation or any transfer agent of the Preferred Stock. In the event fewer than all the shares represented by any such certificate are redeemed, the Corporation shall cause to be issued a new certificate representing the unredeemed shares. No fractional shares shall be redeemed.

               (ii) Subject to Section 2(f) below, the Corporation shall pay the Redemption Payment in cash or in shares of Common Stock of the Corporation in accordance with the applicable Redemption Notice and the further provisions of this Section 2(e)(ii). In the event that the Preferred Shareholders elect to receive such Redemption Payment in shares of Common Stock then the number of shares of Common Stock issued shall be determined as follows:

                    (1) If such Redemption Notice is made pursuant to the provisions of Section 2(a)(i) above, then the number of shares of Common Stock shall be equal to the Redemption Payment divided by fifty percent (50%) of the fair market value per share of Common Stock on the Redemption Date. The "fair market value" per share of the Common Stock shall be the price per share determined by an independent appraiser chosen by mutual agreement of the Corporation and the holders of a majority of the then outstanding shares of Preferred Stock.

                    (2) If such Redemption Notice is made pursuant to the provisions of Sections 2(a)(ii) or (iii) above, then the number of shares of Common Stock shall be equal to the Redemption Payment divided by eighty percent (80%) of the Weighted Average Price for the thirty (30) Business Days immediately preceding to the Redemption Date for such share.

          (f) PAYMENT IN VIOLATION OF CORPORATIONS CODE. The Corporation's obligation to redeem any Series A Preferred Stock pursuant to this Section 2 is suspended to the extent that such redemption would violate Sections 500-503 of the California Corporations Code or any successor legislation or similar statute. The Corporation shall nevertheless redeem as many shares pursuant to this Section 2 as it can redeem without violating said statutes, and its obligation to redeem the remaining shares shall be suspended only until such time as the Corporation can satisfy in full its obligation pursuant to Section 2 hereof without violating said statutes.

     3. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHTS TO CONVERT. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, on any Business Day after the Original Issuance Date applicable for such share and prior to the close of business on the applicable Redemption Date as may have been fixed with respect to such share pursuant to Section 2(d) hereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.00 by the applicable Conversion Price (determined as hereinafter provided) in effect at the time of conversion (the "Conversion Ratio").

          (b)  AUTOMATIC CONVERSION.

               (i) Each outstanding share of Preferred Stock which has not been previously redeemed shall automatically be converted into fully paid and non-assessable shares of Common Stock at its then effective Conversion Ratio immediately prior to the closing of a merger or consolidation of the Corporation with any other corporation (a "Change in Control Transaction"), other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the closing of a sale or disposition by the Corporation of all or substantially all the Corporation's assets (other than to a subsidiary or subsidiaries of the Corporation).

          (c)  MECHANICS OF CONVERSION.

               (i) OPTIONAL CONVERSION. A Preferred Shareholder may exercise the right of conversion pursuant to Section 3(a) hereof by delivering written notice to the Corporation specifying the number of shares of Preferred Stock to be converted into Common Stock and surrendering certificates representing such shares, properly endorsed with signatures guaranteed, at the principal office of the Corporation or any transfer agent of the Preferred Stock. The conversion of shares of Preferred Stock into Common Stock pursuant to Section 3(a) hereof shall be deemed to occur immediately before the close of business on the date of surrender of certificates duly endorsed with signatures guaranteed representing the shares of Preferred Stock to be converted (an "Optional Conversion Date"), and a person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as a record holder of such shares of Common Stock from and including such date.

               (ii) AUTOMATIC CONVERSION. The conversion of the Preferred Stock to Common Stock pursuant to Section 3(b) hereof shall be deemed to occur immediately before the close of business on the date of closing of the transaction referred to in Section 3(b), regardless of when the Preferred Shareholders surrender their certificates representing the Preferred Stock.
A person entitled to receive shares of Common Stock issuable upon such conversion (an "Automatic Conversion Date") shall be treated for all purposes as a record holder of such shares of Common Stock from and including such date, except that such person shall not be entitled to issuance of a certificate representing such Common Stock until certificates duly endorsed with signatures guaranteed representing the converted Preferred Stock have been duly surrendered. In connection with an automatic conversion, the Corporation shall promptly provide the holders of Preferred Stock notice of automatic conversion setting forth: (A) a reasonably detailed summary of the nature of the transaction giving rise to such automatic conversion; (B) the number of shares of Preferred Stock that have been converted pursuant to this
Section 3(c)(ii); (C) the computation of the Conversion Ratio used by the Corporation in the conversion of such shares of Preferred Stock; (D) the number of shares of Common Stock yielded by the conversion of such shares of Preferred Stock and (E) the date from which such holder shall be treated as the holder of such shares of Common Stock.

               (iii) ISSUANCE OF COMMON STOCK CERTIFICATE. The Corporation shall, within five (5) Business Days after receipt of a certificate duly endorsed with signatures guaranteed representing converted shares of Preferred Stock pursuant to Sections 3(c)(i) or (ii) above, but not before the applicable Automatic Conversion Date, as the case may be, if later, issue and deliver at the principal office of the person entitled to delivery thereof a certificate for the number of shares of Common Stock to which such person is entitled and a check payable to such person in the amount of any cash payable in lieu of any fractional shares of Common Stock.

          (d)  CONVERSION PRICE.

               (i)   DEFINITIONS.  The following definitions shall apply:

                    (1) "BUSINESS DAY" shall mean any calendar day on which the NASDAQ Stock Market or banks in the City of New York are open for business.

                    (2) "ORIGINAL ISSUANCE DATE" shall mean, (A) with respect to the shares of Series A Preferred Stock, the date on which the first share of Series A Preferred Stock was originally issued by the Corporation, (B) with respect to the shares of Series B Preferred Stock, the date on which the first share of Series B Preferred Stock was originally issued by the Corporation, and
(C) with respect to the shares of Series C Preferred Stock, the date on which the first share of Series C Preferred Stock was originally issued by the Corporation, .

                    (3) "WEIGHTED AVERAGE PRICE" shall mean, with respect to any specified time period, the arithmetic average of the daily volume-weighted average sale prices (rounded to the nearest tenth of a cent) of the shares of Common Stock of the Corporation sold on the NASDAQ Stock Market, as reported by Bloomberg L.P., or, if Bloomberg L.P. is not then reporting such information, any successor service mutually agreed upon by the Corporation and the holders of a majority of the then outstanding shares of Preferred Stock.

               (ii) DETERMINATION OF CONVERSION PRICE. The Conversion Price, with respect to each share of Preferred Stock shall be determined as follows:

                    (1) In the event that such share of Preferred Stock shall be converted at any time on or prior to six (6) months from the applicable Original Issuance Date, the Conversion Price for such share shall be equal to one hundred one percent (101%) of the Weighted Average Price for the thirty (30) Business Days ending two (2) Business Days prior to such conversion; provided, however, that in no event shall such Conversion Price be greater than one hundred fifteen percent (115%) of the Weighted Average Price for the first five
(5) of such thirty (30) Business Days.

                    (2) In the event that such share of Preferred Stock shall be converted at any time after six (6) months from the applicable Original Issuance Date, the Conversion Price for such share shall be equal to the lesser of (A) one hundred fifteen percent (115%) of the Weighted Average Price for the five (5) Business Days ending immediately prior to the applicable

Original Issuance Date for such share, or (B) one hundred one percent (101%) of the Weighted Average Price for the last thirty (30) Business Days of the period ending six (6) months after the applicable Original Issuance Date for such share.

          (e) STOCK SPLITS, DIVIDENDS, RECLASSIFICATION, AND RECAPITALIZATION. In the event the Corporation effects a split, subdivision, combination, or consolidation of its Common Stock, whether by reclassification, distribution of a dividend with respect to the outstanding Common Stock payable in shares of Common Stock, or otherwise, or any recapitalization of the Common Stock, provision shall be made (including adjustment of the applicable Conversion Price then in effect and the number of shares of Common Stock issuable upon conversion of the Preferred Stock) so that the Preferred Shareholders shall thereafter be entitled to receive, upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock, holding the number of share issuable upon conversion of the Preferred Stock held by such Preferred Shareholder before such event, would be entitled on such event. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions of this Section (including adjustment of the applicable Conversion Price then in effect and the number of shares of Common Stock issuable upon conversion of the Preferred Stock) with respect to the rights and interest thereafter of the Preferred Shareholders, to the end that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon conversion of the Preferred Stock.

          (f) NO IMPAIRMENT. The Corporation shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Preferred Stock against impairment.

          (g) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding shares of Preferred Stock, the Corporation shall forthwith take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to such purpose.

          (h) FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any share of Preferred Stock. All shares of Common Stock (including fractions) issuable upon conversion of more than one share of Preferred Stock by a holder of such stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of a fractional share of Common Stock, the Company shall, in lieu of issuing the fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

     4. VOTING RIGHTS. Except as otherwise required by law or by Section 5 hereof, the holders of Common Stock shall have and possess the exclusive right to notice of shareholders' meetings, and the exclusive voting rights and powers, and the Preferred Shareholders shall not be entitled to notice of any shareholders' meeting or to vote on the election of directors or on any other matter.

     5. PROTECTIVE PROVISIONS. The Corporation shall not do any of the things set forth in this Section without first obtaining the approval of the holders of at least a majority of the total number of shares of Preferred Stock outstanding, voting together as a single class.

          (a) CREATE NEW SECURITIES. For so long as at least 250,000 shares of Preferred Stock (as adjusted proportionally for any combinations, consolidations or subdivisions of, or stock distributions with respect to, such shares) remain outstanding, create any new class or series of shares which would rank senior to or, except as provided in Section 5(d) below, pari passu with, the Preferred Stock with respect to the right to receive dividends, if any, when due, redemption and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary;

          (b) CHANGE RIGHTS OR AUTHORIZE SHARES. Alter or change the rights, preferences, privileges, or restrictions of or on the Preferred Stock, or increase or decrease the authorized number of shares of Preferred Stock; or

          (c) AMEND CHARTER. Amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation or Bylaws if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock.

          (d) Notwithstanding any of the provisions of Section 5(a) above to the contrary, for so long as at least 250,000 shares of Preferred Stock (as adjusted proportionally for any combinations, consolidations or subdivisions of, or stock distributions with respect to, such shares) remain outstanding, the Corporation may create any new class or series of shares with such terms (including the timing and amount of any dividend payment) as may be determined by the Board of Directors which would rank pari passu with the Preferred Stock in all cases as to the right to receive dividends, if any, when due, redemption and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, provided, however, that (i) the Corporation may not issue more than $12,000,000 worth of shares of such new class or series without the prior approval of the holders of at least 66.67% of the then outstanding shares of

Preferred Stock voting together as a single class, (ii) immediately upon issuance of any such shares Section 2(b) above shall be of no further force and effect, as if it never had been a part of this Certificate, and (iii) the Corporation shall give written notice to the Preferred Shareholders of any such issuance within five (5) Business Days after the date of issuance of such shares.

     6. NOTICES. Any notice required by the provisions of this Certificate to be given shall be deemed delivered upon the sooner of actual receipt or three days after deposit in the Untied States mail if sent by certified mail, return receipt requested, postage prepaid, or one day after deposit with an overnight delivery service, charges prepaid, and if to the Preferred Shareholders or any of them addressed to such holders of record at the addresses appearing on the books of the Corporation, and if to the Corporation addressed to its principal offices, to the attention of the Secretary of the Corporation.

     RESOLVED FURTHER, that the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Determination of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of California law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution."

     C. That the authorized number of shares of Preferred Stock of the Corporation is 5,000,000, the number of shares constituting Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (that are the series created by this Certificate and the resolution set forth above) is 500,000, 500,000, and 500,000, respectively, and that no such Preferred Stock has been issued.

     We further declare under penalty of perjury under the laws of this State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date:  December 18, 1995.



                                    /s/ SELBY F. LITTLE III
                                   --------------------------------------------
                                   Selby Little III, Vice President of Finance
                                   and Administration and Chief Financial
                                   Officer



                                    /s/ STEVEN L. BERSON
                                   --------------------------------------------
                                   Steven L. Berson, Assistant Secretary

                                                                        ANNEX B


                          FORM OF WARRANT CERTIFICATE

                                                                         ANNEX B



                          [Form of Warrant Certificate]


          The Warrant represented by this certificate was issued on June 28, 1996 (the "Original Issue Date") pursuant to the Subscription Agreement dated June 28, 1996, as amended by Amendment No. 1 thereto dated June 28, 1996, between Ross Systems, Inc. and Fletcher International Limited. The Warrant represented by this certificate has not been registered under the Securities Act of 1933, as amended (the "Act"), and has been sold in reliance on the exemption from registration provided by Regulation S under the Act ("Regulation S"). Prior to the expiration of a 40-day restricted period beginning on the Original Issue Date (the "Restricted Period"), the Warrant represented by this certificate may not be offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Act), to a U.S. Person (as defined in Regulation S under the Act) or for the account or benefit of a U.S. Person. Neither Ross Systems, Inc. nor its transfer agent shall be obligated to remove this legend unless it shall have received an opinion of counsel stating that such removal complies with the requirements of Regulation S (under the Act).


WARRANT NO.                                               640,000 WARRANT SHARES
           ---------------

                              WARRANT CERTIFICATE

                               ROSS SYSTEMS, INC.

     This Warrant Certificate certifies that FLETCHER INTERNATIONAL LIMITED, or registered assigns, is the registered holder of one Warrant (the "Warrant") expiring on the Termination Date (as defined below) to purchase 640,000 shares (the "Warrant Shares") of common stock, without par value (the "Common Stock"), of Ross Systems, Inc., a California corporation (the "Issuer"), at the Exercise Price (as defined below).

     The Warrant represented hereby has been issued pursuant to the Subscription Agreement dated June 28, 1996, as amended by Amendment No. 1 thereto dated June 28, 1996 (as so amended, the "Subscription Agreement"), between the Issuer and Fletcher International Limited (the "Subscription Agreement") and is subject to the terms and conditions thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Subscription Agreement. A copy of the Subscription Agreement may be obtained by the registered holder hereof upon written request to the Issuer.

     The Warrant represented hereby may be exercised on any Business Day (a "Warrant Exercise Date") after June 30, 1997 but not after December 29, 2000 (the "Termination Date"). The Warrant entitles the registered holder hereof to receive from the Issuer upon exercise up to the number of Warrant Shares set forth on the face hereof upon surrender of this Warrant Certificate as provided on the reverse hereof and payment of the Exercise Price defined below (the "Exercise Price") (plus transfer taxes, if applicable) to the Issuer in cash or by certified or official bank check.

     The Exercise Price per Warrant Share shall be the lesser of (x) $8.00 and (y) 101% of the Weighted Average Price (as defined below) for the 30 Business Days ending two Business Days prior to the relevant Exercise Date; provided, however, that in no event shall such Exercise Price be greater than 115% of the Weighted Average Price for the first five of such 30 Business Days.

     As used above, the term "Weighted Average Price" means, with respect to any specified time period, the arithmetic average of the daily volume-weighted average sale prices (rounded to the nearest one-tenth of one cent) of the shares of Ross Common Stock on the Nasdaq Stock Market, as reported by Bloomberg L.P., or, if Bloomberg L.P. is not then reporting such information, by any successor service mutually agreed upon by Ross and Fletcher.

     The Warrant represented hereby shall have the following additional terms:

1. The Warrant represented hereby has been issued pursuant to the Subscription Agreement and is subject to the terms and conditions thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Subscription Agreement. A copy of the Subscription Agreement may be obtained by the registered holder hereof upon written request to the Issuer.

2. The Warrant entitles the registered holder hereof to receive from the Issuer upon exercise up to the number of Warrant Shares set forth on the face hereof upon surrender of this Warrant Certificate as provided below and payment of the Exercise Price set forth on the face hereof (plus transfer taxes, if applicable) to the Issuer in cash or by certified or official bank check.


3. The Warrant represented hereby may be exercised upon surrender of this Warrant Certificate by the registered holder hereof to the Issuer at its principal office on any Exercise Date with the Exercise Notice attached hereto (an "Exercise Notice") duly completed and signed by the registered holder hereof and upon payment by such holder to the Issuer of the Exercise Price (plus transfer taxes, if applicable) for the total number of Warrant Shares in respect of which such Warrant is then exercised. The Warrant represented hereby shall be exercisable only in the minimum amount of 30,000 Warrant Shares and integral multiples of 30,000 Warrant Shares in excess thereof.

4. On the third Business Day following an Exercise Date (an "Issue Date") the Issuer shall issue and cause to be delivered to the registered holder hereof at such address in the City and State of New York as such holder shall specify in the Exercise Notice a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrant, registered in such holder's name, together with cash (if any) as provided in paragraph 6. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of such Exercise Date.

5. If on such Issue Date the number of Warrant Shares to be delivered shall be less than the total number of Warrant Shares deliverable hereunder, there shall be issued to the holder hereof or his assignee on such Issue Date a new warrant certificate substantially identical to this Warrant Certificate, except that such new warrant certificate shall evidence the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable hereunder less (y) the number of Warrant Shares so delivered.

6. The Issuer shall not be required to issue fractional Warrant Shares on the exercise of the Warrant represented hereby. The number of full Warrant Shares which shall be issuable upon the exercise of the Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this paragraph 6, be issuable on the exercise of the Warrant, the Issuer shall pay an amount in cash equal to the market value per Warrant Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

7. For so long as the Warrant represented hereby has not been exercised in full, Ross shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Shares, for issuance upon exercise of the Warrant represented hereby, the maximum number of Shares then so issuable (as adjusted from time to time pursuant to paragraph 12).

8. By accepting delivery of this Warrant Certificate, the registered holder hereof covenants and agrees with the Issuer not to exercise or transfer the Warrant represented hereby except in compliance with the terms of the Subscription Agreement and this Warrant Certificate.

9. By accepting delivery of this Warrant Certificate, the registered holder hereof covenants and agrees with the Issuer that no Warrant may be sold, assigned, conveyanced, pledged, hypothecated or in any other manner disposed of or transferred unless and until such holder shall deliver to the Issuer (i) written notice of such transfer and of the name and address of the transferee has been received by the Issuer; (ii) a written agreement of the transferee to comply with the terms of the Subscription Agreement and this Warrant Certificate and (iii) in the case of a transfer hereof prior to the expiration of the Restricted Period specified on the first page hereof, an opinion of counsel stating that such transferee is not a "U.S. person" as defined in Regulation S under the Securities Act of 1933, as amended.

10. The Issuer will pay all documentary stamp taxes (if any) attributable to the issuance of Warrant Shares upon the exercise of the Warrant by the registered holder hereof;

     PROVIDED, HOWEVER, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of the Warrant Certificate or any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver the Warrant Certificate or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

11. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, satisfactory to it. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer may prescribe.


12. The number of Warrant Shares issuable upon the exercise of the Warrant (the "Exercise Rate") and the terms and conditions of the Warrant are subject to adjustment by the Issuer, in consultation with the holder hereof, from time to time as follows:

     (a)  If the Issuer:

          1. subdivides its outstanding shares of Common Stock into a greater number of shares;

          2. combines its outstanding shares of Common Stock into a smaller number of shares; or

          3. issues by reclassification of its Common Stock any shares of its Capital Stock (as defined below);

          then the Exercise Rate in effect immediately prior to such action shall be adjusted so that the registered holder hereof shall thereafter be entitled to receive upon exercise the number of shares of Common Stock or other Capital Stock of the Issuer which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

          As used herein, the term "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          Such adjustment shall become effective simultaneously with the effective date of any subdivision, combination or reclassification.

          If, after an adjustment, the registered holder hereof would receive upon exercise shares of two or more classes of Capital Stock of the Issuer, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to each such class of Capital Stock as is contemplated hereby with respect to the Common Stock, on terms comparable to those applicable to Common Stock hereunder.


     (b) Whenever the Exercise Rate is adjusted, the Issuer shall provide the notices required by paragraph 15 hereof.

     (c)  If:

          1. the Issuer takes any action that would require an adjustment in the Exercise Rate pursuant to subparagraph (a) above; or

          2.  there is a liquidation or dissolution of the Issuer;

          then the Issuer shall mail to the registered holder hereof a notice stating the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution, as the case may be. The Issuer shall mail the notice at least 15 days before such date.

     (d) The Issuer covenants and agrees with the registered holder hereof not to consolidate or merge with or into, or transfer or lease all or substantially all its assets to, any person unless:

          1. such person shall expressly assume in writing all of the obligations of the Issuer under the Subscription Agreement and hereunder and deliver notice thereof to the registered holder hereof; and

          2. upon consummation of such transaction, the Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets that the registered holder hereof would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of such transaction.

     (e) After an adjustment to the Exercise Rate hereunder, any subsequent event requiring an adjustment hereunder shall cause an adjustment to the Exercise Rate as so adjusted.

13. Upon the issuance of any dividend or distribution pro rata to all holders of Common Stock, the registered holder hereof on the record date for such distribution shall be entitled to receive such dividend or distribution on the same terms as the holders of Common Stock upon exercise hereof.

14. If at any time the Issuer grants, issues or sells options, convertible securities, or rights to purchase Capital Stock, warrants or other securities pro rata to the record holders of the Common Stock ("Distribution Rights") or, without duplication, makes any dividend or otherwise makes any distribution ("Distribution") on shares of Common Stock, then the Issuer shall grant, issue, sell or make to the registered holder hereof upon exercise of the Warrant represented hereby the aggregate Distribution Rights or Distribution, as the case may be, which such holder would have acquired if such holder had held the maximum number of Warrant Shares acquirable upon complete exercise of such holder's Warrant immediately before the record date for the grant, issuance or sale of such Distribution Rights or making of such Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distribution Rights or making of such Distribution, as the case may be.

15. Upon any adjustment of the Exercise Rate pursuant to paragraph 12, the Issuer shall promptly thereafter but in any event within 15 days following such adjustment (i) cause to be delivered to the registered holder hereof a certificate of its Chief Financial Officer setting forth the Exercise Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be delivered to the registered holder hereof at his or her address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this paragraph 15.

     In case:

     (a) the Issuer shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

     (b) of any consolidation or merger to which the Issuer is a party and for which approval of any shareholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of a tender offer or exchange offer for shares of Common Stock; or

     (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

     (d) the Issuer proposes to take any action which would require an adjustment of the Exercise Rate pursuant to paragraph 12;

     then the Issuer shall cause to be given to the registered holder hereof at his or her address appearing on the Warrant Register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

16. The Issuer shall serve as warrant agent (the "Warrant Agent") under this Agreement. The Warrant Agent hereunder shall at all times maintain a register (the "Warrant Register") of the holders of Warrants. Upon 30 days' notice to the registered holder hereof, the Issuer may appoint a new Warrant Agent. Such new Warrant Agent shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; PROVIDED that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the Issuer.

     Any corporation into which the Issuer or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Issuer or any new Warrant Agent shall be a party or any corporation to which the Issuer or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Agreement without any further act; PROVIDED that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of this paragraph 16 or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the registered holder hereof at such holder's last address as shown on the Warrant Register.

     This Warrant Certificate shall not be valid unless signed by the Issuer.

     IN WITNESS WHEREOF, Ross Systems, Inc. has caused this Warrant Certificate to be signed by its duly authorized officer.

Dated: July 3, 1996
                                      Ross Systems, Inc.

                                      By:  /s/ James A. Watts Jr
                                           ----------------------------
                                           Name: James A. Watts Jr
                                           Title: Vice President

                           FORM OF EXERCISE NOTICE

                 (To Be Executed Upon Exercise Of the Warrant)


                                                [DATE]

Ross Systems, Inc.
[Address]
[Address]
[Address]

       Re:  Warrant No.
            ----------------------

Ladies and Gentlemen:

     The undersigned is the registered holder of the above-referenced warrant (the "Warrant") issued by Ross Systems, Inc., evidenced by the Warrant Certificate attached hereto, and hereby elects to exercise the Warrant to purchase ____ shares of Warrant Shares (as defined in such Warrant Certificate) and herewith tenders $______ [in cash] [by certified or official bank check to the order of Ross Systems, Inc.] as payment for such Warrant Shares in accordance with the terms of such Warrant Certificate.

     In accordance with the terms of the attached Warrant Certificate, the undersigned requests that certificates for such shares be registered in the name of and delivered to the undersigned at the following address in the City and State of New York:

                               --------------------

                               --------------------

                               --------------------


     [IF THE NUMBER OF WARRANT SHARES TO BE DELIVERED IS LESS THAN THE TOTAL NUMBER OF WARRANT SHARES DELIVERABLE UNDER THE WARRANT, INSERT THE FOLLOWING -- The undersigned requests that a new warrant certificate substantially identical to the attached Warrant Certificate be issued to the undersigned evidencing the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable under the Warrant less (y) the number of Warrant Shares to be delivered in connection with this exercise.


                                         NAME OF REGISTERED HOLDER
                                         [ADDRESS]
                                         [ADDRESS]
                                         [ADDRESS]


                                         By:
                                            ------------------------------
                                              Name:
                                              Title: